                                                                   Exhibit 10.23





                                      Form
                                       of

                            PROMOTIONAL SERVICES AND
                     CUSTOMER DATABASE SERVICES AND LICENSE
                                    AGREEMENT


                                     between


                           MTV NETWORKS, a division of
                            VIACOM INTERNATIONAL INC.


                                       and


                                BLOCKBUSTER INC.


                                   dated as of


                                  _______, 1999

                                TABLE OF CONTENTS

SECTION                                                                     PAGE


SECTION 1.  DEFINITIONS........................................................1


SECTION 2.  TERM...............................................................1


SECTION 3.  PROMOTIONAL SERVICES...............................................1


SECTION 4.  LICENSE............................................................2


SECTION 5.  CONSIDERATION......................................................3


SECTION 6.  MTV OPTION.........................................................3


SECTION 7.  TERMINATION........................................................3


SECTION 8.  NONEXCLUSIVITY.....................................................4


SECTION 9.  NO WARRANTY........................................................4


SECTION 10. OWNERSHIP OF CUSTOMER DATABASE.....................................4


SECTION 11. CONFIDENTIALITY....................................................5


SECTION 12. INJUNCTIVE RELIEF..................................................5


SECTION 13. INDEMNIFICATION....................................................5


SECTION 14. MISCELLANEOUS......................................................6

         Agreement dated as of _______, 1999 between MTV Networks, a division of Viacom International Inc., a Delaware corporation ("MTV"), and Blockbuster Inc., a Delaware corporation ("BLOCKBUSTER").

                              W I T N E S S E T H:

         WHEREAS, Blockbuster desires to grant to MTV a nonexclusive license to use certain Blockbuster proprietary information, specifically (i) customer names and addresses within the United States and (ii) demographic data within the United States unrelated to customer names and addresses (collectively the "Customer Database"); and

         WHEREAS, Blockbuster desires to provide certain promotional services to MTV;

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Initial Public Offering and Split-Off Agreement dated the date hereof among Viacom Inc. ("VIACOM"), Viacom International Inc. and Blockbuster Inc.

         SECTION 2. TERM. The term of this Agreement shall commence on the date hereof and end on June 30, 2000, unless earlier terminated pursuant to Section 7 or extended pursuant to Section 6.

         SECTION 3. PROMOTIONAL SERVICES. During the Term, Blockbuster shall provide MTV with the following promotional services (the "PROMOTIONAL SERVICES"):

         (a) run a thirty-second advertisement furnished by MTV on its BLOCKBUSTER ENTERTAINMENT NETWORK(R) in all Blockbuster corporate-owned stores in the United States (the "BLOCKBUSTER STORES"). Blockbuster shall run such MTV advertisement every fifteen minutes during the operating hours of the Blockbuster Stores in each cycle included in the Term.

         (b) feature one advertisement banner furnished by MTV and provide a direct link with an icon to an MTV web site designated by MTV from the home page of Blockbuster's primary web site, www.blockbuster.com, on the internet;

         (c) run one one-half panel advertisement furnished by MTV in a Blockbuster direct mail campaign that is distributed to not less than 6 million households during a month mutually agreed upon by Blockbuster and MTV; and

         (d) run one full page advertisement furnished by MTV in the BLOCKBUSTER Rewards(TM) newsletter that is distributed to the members of BLOCKBUSTER Rewards(TM) during a month mutually agreed upon by MTV and Blockbuster.

         SECTION 4.  LICENSE.

         (a) Blockbuster grants to MTV a nonexclusive license during the Term in the United States (the "LICENSE") to use internally the Customer Database as updated by Blockbuster or its duly authorized agent from time to time, including without limitation, any modifications, additions or deletions made thereto by Blockbuster or MTV, subject to any limitations of use contained in any agreement between Blockbuster and a third party, of which reasonable notice is provided to MTV.

         (b) MTV may use the Customer Database only for the purposes of conducting Blockbuster's current and future business and sublicensing the Customer Database for internal use only to any Affiliate of Viacom; PROVIDED that any such use by MTV or an Affiliate of Viacom shall comply with any applicable license, law or regulation of any governmental authority, including without limitation, the Video Privacy Protection Act of 1988, as amended, or any state laws governing video privacy.

         (c) Blockbuster or its duly authorized agent shall make the Customer Database available to MTV or an Affiliate of Viacom, as the case may be, at such times, in such format and updated to such times as MTV or an Affiliate of Viacom, as the case may be, may request, except as may be limited by law or by instruction of any customer and as may be reasonably delayed due to technological difficulties or other time constraints that occur in the ordinary course of business; PROVIDED that Blockbuster or its duly authorized agent shall make available to MTV or an Affiliate of Viacom, as the case may be, any portion of such information that is permitted to be made available. MTV acknowledges that Blockbuster or its authorized agent shall make available the information contained in the Customer Database, and not any physical form of the Customer Database containing such information. MTV shall pay to Blockbuster, upon 30 days written notice, any reasonable and incremental out-of-pocket costs incurred by Blockbuster in making the Customer Database available to MTV or an Affiliate of Viacom, as the case may be. MTV or an Affiliate of Viacom, as the case may be, in its sole discretion, may make any modifications, additions or deletions to the Customer Database, subject to (i) any law or (ii) any license rights of any third party, of which reasonable notice is provided to MTV or an Affiliate of Viacom, as the case may be. MTV or an Affiliate of Viacom, as the case may be, shall provide reasonable notification to Blockbuster of any such modifications, additions or deletions that are material, and upon reasonable notice by Blockbuster, MTV or an Affiliate of Viacom, as the case may be, shall make such revised Customer Database available to Blockbuster for its use in conducting its business at no cost to Blockbuster. Subject to Section 10, MTV acknowledges and agrees that it does not own or have any interest in or title to the Customer Database, including as modified, added to or deleted.

         SECTION 5. CONSIDERATION. In consideration of the Promotional Services to be provided and the License granted hereunder, MTV shall pay to Blockbuster $4.5 million in cash on, or if such date is not a Business Day, on a Business Day immediately following, each of

September 10, 1999, December 10, 1999, March 10, 2000 and June 10, 2000 for an aggregate consideration of $18 million.

         SECTION 6.  MTV OPTION.

         (a) Blockbuster grants to MTV an option (the "MTV OPTION"), exercisable during the Term upon written notice of five Business Days, to extend the License in perpetuity (the "PERPETUAL LICENSE") under the terms and conditions of this Agreement. In consideration of the Perpetual License, MTV shall (i) pay to Blockbuster $5 million in cash at the time of exercise and no later than July 10, 2000 and (ii) provide to Blockbuster for internal use its Leisure Time Studies as long as they are commissioned by and produced for MTV or an Affiliate of Viacom.

         (b) At any time during the Term, or after the exercise of the MTV Option, Blockbuster may terminate the License and the MTV Option or the Perpetual License, as the case may be, and any related sublicense, upon written notice of five Business Days. In consideration of such termination, Blockbuster shall pay to MTV $25 million in cash (the "MTV OPTION CONSIDERATION") no later than 5 Business Days after receipt of such written notice of termination. Upon such termination, Blockbuster's access to MTV's Leisure Time Studies shall also terminate.

         SECTION 7.  TERMINATION.

         (a) Either party may terminate this Agreement, upon written notice of 10 Business Days to the other party, if such other party:

                  (i) defaults in the payment when due of any amount payable by it under this Agreement and such default continues for a period of thirty days following written notice and such default is continuing at the time such notice of termination is given, PROVIDED that in the event Blockbuster fails to pay to MTV the MTV Option Consideration, the MTV Option or the Perpetual License, as the case may be, shall not terminate and continue in full force and effect pursuant to the terms hereof;

                  (ii) defaults in the performance or observance of its other material obligations under this Agreement and such default continues for a period of thirty days following written notice to such defaulting party and such default is continuing at the time such notice of termination is given;

                  (iii) takes any action in violation of any video privacy laws;

                  (iv) makes an assignment for the benefit of its creditors or files or consents to the filing of a petition in bankruptcy;

                  (v) has filed against an involuntary petition in bankruptcy and such petition is not dismissed within sixty days of such filing; or

                  (vi) is appointed a receiver or similar official for such other party or its business, or if such other party seeks to take advantage of any legislation relating to insolvency, arrangement or relief of debtors.

                  The provisions of this section are in addition to any other rights and remedies available to any party in the event of the breach by the other party of any of its obligations under this Agreement.

         (b)      Upon termination of this Agreement:

                  (i) the License and the MTV Option or the Perpetual License, as the case may be, and any related sublicense, shall terminate;

                  (ii) MTV shall cease to use the Customer Database and shall promptly return to Blockbuster, or destroy, all copies of the Customer Database, any original files and copies of the Customer Database as it has been modified, added to or deleted, and any extracts made from the Customer Database;

                  (iii) MTV shall execute and deliver to Blockbuster any document requested by Blockbuster to confirm Blockbuster's ownership of the Customer Database;

                  (iv) Blockbuster shall promptly return to MTV, or destroy, all copies of the Leisure Time Studies; and

                  (v) this Agreement shall cease except any obligation which expressly survives the termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding such termination.

         SECTION 8. NONEXCLUSIVITY. Nothing in this Agreement is intended to prevent Blockbuster from entering into any license agreement with any other third party with respect to all or any part of the Customer Database.

         SECTION 9. NO WARRANTY. Blockbuster makes no warranty, and MTV makes no warranty, either express or implied, with respect to the Customer Database, or the Leisure Time Studies, respectively, including any warranty of merchantability or fitness for a particular purpose.

         SECTION 10. OWNERSHIP OF CUSTOMER DATABASE. All information contained in the Customer Database, including any copies, translations or compilations of all or any part thereof, and any revisions, modifications or additions thereto made by Blockbuster or MTV, or an Affiliate of Viacom, as the case may be, are and shall remain the sole exclusive property of Blockbuster, except for any additions thereto which are made solely by MTV, or an Affiliate of Viacom, as the case may be, which MTV or an Affiliate of Viacom, as the case may be, shall own and shall make available to Blockbuster for its use in conducting its business. This Section 10 shall survive the termination of this Agreement.

         SECTION 11. CONFIDENTIALITY. (a) MTV acknowledges that the Customer Database constitutes valuable, confidential and proprietary information and trade secrets of Blockbuster. Accordingly, MTV shall not, directly or indirectly, disclose or divulge to any third party, or permit any third party to use or have access to, any information contained in the Customer Database without the prior written consent of Blockbuster.

         (b) Blockbuster acknowledges that the Leisure Time Studies constitute valuable, confidential and proprietary information of MTV. Accordingly, Blockbuster shall not, directly or indirectly, disclose or divulge to any third party, or permit any third party to use or have access to, any information contained in the Leisure Time Studies without prior written consent of MTV.

         (c) This Section 11 shall survive the termination of this Agreement.

         SECTION 12. INJUNCTIVE RELIEF. Each party acknowledges that money damages would not adequately compensate the other party in the event of a breach by such party of its obligations hereunder and that injunctive relief would be essential for the other party to adequately protect itself hereunder. Accordingly, each party agrees that, in addition to any other remedies available to the other party at law or in equity, the other party shall be entitled to injunctive relief in the event such party is in breach of any covenant or agreement contained herein. This Section 12 shall survive the termination of this Agreement.

         SECTION 13.  INDEMNIFICATION.

         (a) Blockbuster and its successors and assigns agree to indemnify and hold harmless MTV, its affiliates, subsidiaries, successors and assigns, and their respective directors, officers, agents and employees, from and against any and all claims, suits, damages, losses, liabilities, obligations, fines, penalties, costs and expenses, including without limitation, legal fees and expenses, incurred by an indemnified party in any action or proceeding between an indemnifying party and an indemnified party or between any third party and an indemnified party (collectively "LOSS"), arising out of or based on any failure by Blockbuster to perform any of the terms, covenants or conditions of this Agreement. MTV may participate in the defense of the claims by counsel of its own choosing, at its cost and expense. An indemnified party will give prompt notice to an indemnifying party of any occurrence for which it will seek indemnification.

         (b) MTV and its successors and assigns agree to indemnify and hold harmless Blockbuster, its affiliates, subsidiaries, successors and assigns, and their respective directors, officers, agents and employees, from and against any and all Loss, arising out of or based on any failure by MTV to perform any of the terms, covenants or conditions of this Agreement. Blockbuster may participate in the defense of the claims made by counsel of its own choosing, at its cost and expense. An indemnified party will give prompt notice to an indemnifying party of any occurrence for which it will seek indemnification.

         SECTION 14.  MISCELLANEOUS.

         (a) WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitle to enforce such term, but such waiver shall be effective only if it is in writing signed by a duly authorized officer of the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement, nor shall any single or partial exercise of any right or privilege preclude any other or future exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

         (b) REFERENCES; CONSTRUCTION. The headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement. All references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a "Section" shall be deemed to refer to a section of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

         (c) AMENDMENTS. This Agreement shall not be supplemented, amended or modified in any manner whatsoever (including without limitation by course of dealing or of performance or usage of trade) except in writing signed by the parties.

         (d) SUCCESSORS AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party by operation of law or otherwise without the express written consent of the other party; PROVIDED that MTV may assign its rights and obligations under this Agreement to any Affiliate of Viacom; PROVIDED FURTHER that Blockbuster may assign its rights and obligations under this Agreement to any party who is fully qualified and capable of maintaining, updating and providing the Customer Database to MTV at a level of standard equal to or greater than that with which

         Blockbuster maintained, updated and provided the Customer Database to MTV immediately prior to such assignment.

         (e) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any portion of this Agreement is declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid portions thereof deleted; PROVIDED that the entirety of this Agreement shall continue in full force and effect in all other jurisdictions.

         (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

         (g) NOTICES. All notices, consents, requests, approvals and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served, (i) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with subsection (iii) below; or
         (ii) on the next Business Day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (iii) on the fifth day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

         If to MTV:

                  1515  Broadway
                  New York New York 10036
                  Attention: Michael D. Fricklas, General Counsel of Viacom Inc. Phone Number: 212-258-6070
                  Fax Number: 212-258-6099

         If to Blockbuster:

                  Blockbuster Inc.
                  1201 Elm Street
                  Dallas, Texas 75270
                  Attention: Ed Stead, General Counsel
                  Phone Number: 214-854-3499
                  Fax Number: 214-854-3677

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Section 14(h) shall survive the termination of this Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.


                                       MTV NETWORKS, a division of
                                       VIACOM INTERNATIONAL INC.



                                       By: _______________________________
                                           Name:
                                           Title:


                                       BLOCKBUSTER INC.



                                       By: _______________________________
                                           Name:
                                           Title: